UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 24, 2010

APPLIED NATURAL GAS FUELS, INC.
(formerly known as “PNG VENTURES, INC.”)
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29735	88-0350286
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Harvest Hill Road
Suite 229
Dallas, Texas 75230
(Address of principal executive offices) (Zip Code)

214-613-0220
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Emergence from Bankruptcy

As previously disclosed, on September 9, 2009, PNG Ventures, Inc. and its subsidiaries (collectively, the “Company,” “we” or “us”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) (Case No. 09-13162).

On March 12, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming our First Amended Plan of Reorganization (including all supplements and modifications thereto) (the “Plan”). The Disclosure Statement was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on January 19, 2010. The Confirmation Order, together with a copy of the final and confirmed Plan (which updates and supersedes  the Plan included within our Current Reports on Form 8-K filed on January 19, 2010 and March 18, 2010), is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

On March 24, 2010 (the “Effective Date”), the Plan became effective after each of the conditions precedent enumerated in the Plan were satisfied or waived. A copy of the press release announcing the Effective Date is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On the Effective Date, and in complete satisfaction of all pre-petition claims: (i) Fourth Third, LLC (“Medley”), the holder of approximately $37.5 million of pre-petition senior secured indebtedness, received $5.5 million in cash, a new $9.8 million senior secured four-year term note, accruing interest at 10% per annum, and 13,200,000 shares of common stock representing approximately 66% of the common stock of the newly reorganized Company;  (ii) Castlerigg PNG Investments, LLC (“Castlerigg”), the holder of approximately $3.2 million of convertible debt, and the former beneficial owner of approximately sixty (60%) percent of our pre-petition shares, provided $8.325 million to fund the implementation of the Plan (inclusive of $250,000 advanced prior to Confirmation), in return for which it received a $5.5 million senior secured four year term note, accruing interest at 10% per annum, a $250,000 senior secured short-term note, and 5,300,000 shares of common stock representing approximately 26.5% of the common stock of the newly reorganized Company; (iii) the holder of a senior secured note of the Company  received approximately $72,000 in cash; (iv) former litigants who asserted contract claims against us received certain allowable claims as unsecured creditors and the return of certain equipment which was the subject matter of the litigation; and (v) the holders of approximately $7 million of pre-petition unsecured indebtedness will receive a pro rata share (based on the percentage of each individual creditor’s allowed general unsecured claim to the total amount of all unsecured allowable claims) of a $750,000 creditor fund, a potential recovery of an excise tax refund of up to $450,000 and 1,500,000 shares of stock representing approximately 7.5% of the common stock of the newly reorganized Company.

All of our existing equity was eliminated on the Effective Date, including all options, warrants and other convertible securities that were linked to our existing equity. Further, on the Effective Date, we changed our name to Applied Natural Gas Fuels, Inc.

The issuance of the new common stock to the unsecured creditors pursuant to the Plan is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 1145 of the Bankruptcy Code. The issuance of the new common stock to Medley and Castlerigg pursuant to the Plan is exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

Subject to applicable SEC limitations upon the resale of restricted securities, we anticipate that the reorganized common stock will trade on the Over-the-Counter Bulletin Board.  The 1.5 million shares of reorganized common stock allocable to holders of allowed general unsecured claims are currently held by the bankruptcy trustee for the PNG Ventures Creditor Trust, pending distribution upon completion of an accounting reconciliation and preference analysis by the trustee.

The description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed herewith as Exhibit 2.1, and is incorporated by reference herein.

Stock Subscription Agreement

On the Effective Date, we entered into a Stock Subscription Agreement (the “Subscription Agreement”) with Castlerigg, which provides for the issuance of 5,300,000 shares of new common stock to Castlerigg. The Subscription Agreement contains representations and warranties of the Company and Castlerigg which are typical for transactions of this type.

The description of the Subscription Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Shareholders’ Agreement

On the Effective Date, we entered into a Shareholders’ Agreement with Medley and Castlerigg (the “Shareholders’ Agreement”). Pursuant to the Shareholders’ Agreement, each of Medley and Castlerigg has the right to nominate one director for election to the Company’s Board of Directors and each has agreed to vote its shares for the other’s nominee. We may not change the size of the Board or the number of directors required for a quorum without the consent of Medley and Castlerigg. In addition, we are required to obtain the approval of each of Medley and Castlerigg prior to undertaking certain actions, including, without limitation:

•	the hiring or firing of our senior executive officers;
•	pledging of any of our assets or creation of any liens;
•	making any changes in accounting methods or policies, or causing a change in our auditors;
•	amending our charter or bylaws in a manner that could reasonably be expected to be adverse to Medley or Castlerigg;
•	creating any committee of the Board of Directors;
•	issuance of any preferred stock or other stock with rights senior to the common shares issued to Medley and Castlerigg; and
•	any sales, mergers or business combinations involving the Company.

The Shareholders’ Agreement also provides that if we have not been sold within four years of the Effective Date, then at any time upon the request of Medley or Castlerigg, we must retain a nationally recognized investment bank for the purpose of effecting a sale of the Company.

The description of the Shareholders’ Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 4.1, and is incorporated by reference herein.

Registration Rights Agreement

On the Effective Date, we also entered into a Registration Rights Agreement with Medley and Castlerigg (the “Registration Rights Agreement”) pursuant to which we have agreed to file, within 60 days of demand of either Castlerigg or Medley, a registration statement with the Securities and Exchange Commission (“SEC”) to register for public resale the shares owned by Castlerigg and Medley, which registration statement is required to become effective on the earlier of (i) the 90th day following the filing of such registration statement with the SEC or (ii) the fifth trading day following the date on which the SEC notifies us that the registration statement will not be reviewed or is no longer subject to review and further comments.  Within 30 days after becoming eligible to use a registration statement on Form S-3, we must file a shelf registration statement on Form S-3 to cover the shares owned by Castlerigg and Medley, which registration statement must become effective on the 90th day following the date on which we become eligible to utilize Form S-3, subject to certain exceptions. We also granted "piggyback" registration rights to Medley and Castlerigg which are triggered if we propose to file a registration statement for our own account or the account of one or more stockholders until the earlier of the sale of all of the shares owned by Castlerigg and Medley or such shares become eligible for sale under Rule 144 without restriction. Failure to timely satisfy the filing or effectiveness deadlines specified above will subject us to certain monthly financial penalties.

The description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.2, and is incorporated by reference herein.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

On the Effective Date, we entered into a Credit Agreement (the “New Credit Agreement”) with Medley, as lender and agent, and Castlerigg, as lender. The New Credit Agreement provides for a senior secured term loan facility in the principal amount of $15,550,000 million, consisting of a $9.8 million four year senior secured term loan from Medley (the “Medley Loan”), a $5.5 million four year senior secured term loan from Castlerigg (the “Castlerigg Loan”), and a $250,000 ten month senior secured loan from Castlerigg (the “Castlerigg Short Term Loan”).

Borrowings under the New Credit Agreement accrue interest at 10% per annum.  Interest accrued on the Medley Loan and the Castlerigg Loan from the Effective Date through the first anniversary of the Effective Date shall be paid-in-kind and added to the principal amount of the Medley Loan and Castlerigg Loan on a monthly basis, in arrears. After the first anniversary of the Effective Date, the accrued interest is payable on a quarterly basis. Interest accrued on the Castlerigg Short Term Loan, along with principal installments of $25,000, shall be paid to Castlerigg on a monthly basis from the Effective Date until the maturity of the Castlerigg Short Term Loan.

Pursuant to a Guarantee and Collateral Agreement (the “Collateral Agreement”), the obligations under the New Credit Agreement are guaranteed by all of our subsidiaries (the “Guarantors”) and are secured by a first priority security interest in substantially all of our assets and the assets of the Guarantors, now existing or hereafter acquired (excluding accounts receivable and inventory of certain of our subsidiaries) (collectively, the "Greenfield Collateral") as to which Greenfield has a senior secured interest), and a second priority security interest in the Greenfield Collateral.  In addition, the Medley Loan and Castlerigg Loan (including the Castlerigg Short Term Loan) are secured by a first priority security interest and a second priority security interest, respectively, in our existing fleet of thirty-two (32) cryogenic trailers. The obligations under the New Credit Agreement are also secured by a pledge of the equity interests of the subsidiaries of the Company and each Guarantor, subject to certain exceptions, including exceptions for equity interests in foreign subsidiaries.

The New Credit Agreement contains covenants that will limit our ability  to, among other things, incur or guarantee additional indebtedness, incur liens, pay dividends on or repurchase stock, make certain types of investments, enter into transactions with affiliates, sell assets or merge with other companies, or change lines of business. The New Credit Agreement also requires compliance with financial covenants that include minimum EBITDA requirements and maximum capital expenditures. In addition, the New Credit Agreement requires us to pay all reasonable out-of-pocket costs and expenses of each lender, which amounts, if not paid on the Effective Date, can be added to the principal amount of the Medley Loan and Castlerigg Loan.

The New Credit Agreement contains a variety of events of default which are typical for transactions of this type, including the following events:

•	failure to pay amounts due under the New Credit Agreement;
•	a breach of any representation or warranty contained in the New Credit Agreement or related documents;
•	failure to comply with or perform certain covenants under the New Credit Agreement
•	the insolvency of us or our subsidiaries; or
•	a termination or default under our Intercreditor Agreement with Greenfield.
•	any change of control of our outstanding shares.

The descriptions of the New Credit Agreement and Collateral Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 10.3 and 10.4, respectively, and are incorporated by reference herein.

Extension of Greenfield Note

Effective as of April 1, 2010, we entered into the Fifth Amended and Restated Revolving Credit Loan Note (and related Loan and Security Agreement) with Greenfield Commercial Credit, LLC (the “Greenfield Note”). The Greenfield Note is a revolving credit facility in the principal amount of up to $2,000,000 which accrues interest annually at a rate of LIBOR (subject to a floor of 2%) plus 7%, a loan servicing fee of approximately 9% per annum, and certain other fees and related charges. The Greenfield Note is secured by a senior secured interest in our accounts receivable and inventory, matures on the earlier of demand or April 1, 2011, and is subject to a prepayment penalty of $20,000 in the event of a Company repayment prior to the maturity date.

The descriptions of the Greenfield Loan and Security Agreement and Greenfield Note are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 10.5 and 10.6, respectively, and are incorporated by reference herein.

Item 3.02                      Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03                      Material Modification to Rights of Security Holders

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01                      Changes in Control of Registrant

On the Effective Date, all of our existing equity was eliminated, including all options, warrants and other convertible securities that were linked to our former equity. The table below indicates, as of the Effective Date, the securities holdings of the beneficial owners of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class
Castlerigg PNG Investments LLC c/o Sandell Asset Management Corp. 40 West 57th Street, 26th Floor New York, New York 10019	5,300,000	(2)(3)	26.5%
Fourth Third, LLC 375 Park Avenue, Suite 3304 New York, New York 10152	13,200,000	(4)	66%
Edward P. Bond, Trustee under PNG Ventures Creditor Trust	1,500,000	(5)	7.5%
Cem Hacioglu c/o PNG Ventures, Inc. 5310 Harvest Hill Road, Suite 229 Dallas, Texas 75230	1,997,342	(6)	9.1%

(1)	This table has been prepared based on 20,000,000 shares of our common stock outstanding as of the Effective Date.
(2)
Each of (i) Castlerigg PNG Investments LLC, a Delaware limited liability company (“Castlerigg”), (ii) Castlerigg Master Investments Ltd., a British Virgin Islands company (”Castlerigg Master Investments”), (iii) Sandell Asset Management Corp., a Cayman Islands exempted company (“SAMC”), (iv) Castlerigg International Limited, a British Virgin Islands company ("Castlerigg International"), (v) Castlerigg International Holdings Limited, a British Virgin Islands company (“Castlerigg Holdings”), and (vi) Thomas E. Sandell (“Sandell”) may be deemed to beneficially own and have shared voting and dispositive authority with respect to the shares beneficially owned by Castlerigg. Castlerigg Master Investments is the sole member and managing member of Castlerigg. SAMC is the investment manager of Castlerigg Master Investments. Mr. Sandell is the controlling person of SAMC and may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg. Castlerigg International is the controlling shareholder of Castlerigg Holdings. Castlerigg Holdings is the controlling shareholder of Castlerigg Master Investments. Each of Castlerigg Holdings, Castlerigg Master Investments and Castlerigg International may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg. The business address of each of these entities is as follows: c/o Sandell Asset Management Corp. 40 W. 57th Street, 26th Floor, New York, New York 10019. SAMC, Mr. Sandell, Castlerigg Holdings, Castlerigg Master Investments and Castlerigg International each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.

(3)
Does not include Castlerigg’s estimated 45%-48% pro rata share of the 1,500,000 shares of common stock issuable to holders of allowed unsecured claims on the Effective Date, subject to verification and distribution upon completion of an accounting reconciliation and preference analysis by the trustee under the PNG Ventures Creditor Trust.

(4)
Consists of 11,880,000 shares of common stock owned by PNG Cayman Holdings, a Cayman Islands exempted company, and 1,320,000 shares of common stock owned by Medley Opportunity Fund, LP, a Delaware limited partnership, both of which are affiliates of Medley.

(5)
Mr. Bond disclaims the beneficial ownership of these shares as he has no voting or dispositive power related thereto. These shares are being held in escrow by Mr. Bond pending pro rata distribution to our general unsecured creditors upon final disposition of the PNG Ventures Creditor Trust.

(6)	Consists of 1,997,342 shares issuable upon the exercise of options granted pursuant to Mr. Hacioglu’s employment agreement, which have an exercise price of $0.58 per share.

The information provided in Items 1.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Phil Marcum, John Levy, Cem Hacioglu, Matthew Pliskin, Kevin Collins, and Corey Davis, each a director prior to the Effective Date, will remain on the Board of Directors following the Effective Date. In addition, as of the Effective Date, Tom Quimby has been appointed as a member of the Board of Directors pursuant to the Plan.

Mr. Quimby is a Principal with Medley Capital and is responsible for transaction origination, underwriting, restructuring and special situations for the Medley Opportunity Funds. Prior to joining Medley, Mr. Quimby was a founding team member and Vice President of COVA Capital, leading the sourcing, underwriting and account management of mezzanine transactions in a variety of industries. Prior to COVA Capital, Mr. Quimby worked at several GE Capital businesses including, Global Sponsor Finance, Global Consumer Finance, GE Financial Assurance and GE Capital Corporate. Prior to GE, Mr. Quimby worked as a Bank Examiner for the FDIC in the Risk and Supervision Division. Mr. Quimby is a graduate of the Financial Management Program at GE Capital, and received a B.S. in Business Administration from the Whitemore School of Business at the University of New Hampshire.

In accordance with the Plan and the terms of the Shareholders’ Agreement between Medley, Castlerigg and the Company, Medley and Castlerigg are each entitled to appoint one member of the Board of Directors of the Company.

Amendment to Employment Agreement with Cem Hacioglu

As of the Effective Date, we entered into Amendment No. 1 to the Employment Agreement of our Chief Executive Officer, Cem Hacioglu (the "Amendment"). Under the Amendment, Mr. Hacioglu is to receive cash and option bonuses of 10% and 14%, respectively, in 2010, and 5% and 7%, respectively, in 2011, if EBITDA targets to be established by the Board of Directors are exceeded for years 2010 and 2011. Mr. Hacioglu is also to receive an option bonus for 2009 of 200% of the amount of options awarded to each director, if any, for service during 2009. In addition, the Amendment ratified and confirmed the continued effectiveness of the grant and adjustment features associated with Mr. Hacioglu's employment-based options. As adjusted by virtue of the final Plan, Mr. Hacioglu retains options to purchase 1,997,342 shares of our common stock at an exercise price of $0.58 per share. Other than as covered by the Amendment, the terms of Mr. Hacioglu's original employment agreement with the Company dated February 1, 2009, remain in full force and effect.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10.7 to this report and incorporated herein by this reference.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, we adopted Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Bylaws (the “Bylaws”). The following sets forth a description of the key provisions of the Articles and Bylaws.

Company Name

We have changed our name from PNG Ventures, Inc. to Applied Natural Gas Fuels, Inc.

Authorized Capital Stock

Pursuant to the Plan, the Articles codified the elimination of  all of our existing equity, including all options, warrants and other convertible securities that were linked to our former equity. Following the Effective Date, we are authorized to issue 50,000,000 shares of stock, par value $.001 per share, consisting of 45,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Board is authorized to issue the preferred stock without stockholder approval and to determine the terms, conditions and rights of such preferred stock.

Special Meeting of Stockholders

A special meeting of the stockholders may be called only by the Board of Directors.

Notice of Stockholder Meeting

Written or printed notice of all stockholder meetings must be delivered to each stockholder entitled to vote at such meeting not less than 10 days and no more than 60 days before the date of the meeting.

Advance Notice Procedures

The Bylaws contain an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Stockholder Voting

Each outstanding share of stock is entitled to one vote at a meeting of the stockholders.  Each stockholder entitled to vote at a meeting is entitled to vote in person or by proxy executed in writing. The holders of a majority of shares entitled to vote, represented in present or by proxy, will constitute a quorum at a meeting of the stockholders.

Number of Directors

The Board shall consist of at least five members. The number of directors may be changed by resolution of the Board.

Vacancies on the Board

Any vacancy on the Board may be filled by a majority vote of the remaining directors.  A director elected by the Board to fill a vacancy will serve for the unexpired term of his predecessor in office.

Removal of Directors

The Bylaws provide that any director may be removed, either with or without cause, by a majority of the Directors in office at the time, at any regular or special meeting of the Board of Directors.

Board Committees

The Board may constitute one or more committees of the Board, and such committees will have and may exercise all powers given to such committee by the Board.

Indemnification of Officers and Directors

We will indemnify our directors, officers, employees and agents to the fullest extent permitted by the Nevada law, and will pay the expenses incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that the director or officer is not entitled to be indemnified by the Corporation as authorized by Nevada law.

The descriptions of Articles and Bylaws are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 8.01                      Other Events

On March 24, 2010, the Company issued a press release announcing that it has completed the necessary requirements to emerge from bankruptcy and certain related matters. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                      Description

2.1	Confirmation Order, together with a copy of the Company’s First Amended Plan of Reorganization, as confirmed

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated Bylaws

4.1	Shareholders’ Agreement, dated as of March 24, 2010, by and among the Company, Fourth Third, LLC, and Castlerigg PNG Investments, LLC

10.1	Stock Subscription Agreement, dated as of March 24, 2010, by and between the Company and Castlerigg PNG Investments, LLC

10.2	Registration Rights Agreement, dated as of March 24, 2010, by and among the Company, Fourth Third, LLC, and Castlerigg PNG Investments, LLC

10.3
Credit Agreement, dated as of March 24, 2010, by and among the Company and certain of its subsidiaries, Fourth Third, LLC, as lender and agent, Castlerigg PNG Investments, LLC, as lender, and any other financial institutions party thereto from time to time

10.4	Guarantee and Collateral Agreement, dated as of March 24, 2010, by the Company and certain of its subsidiaries in favor of Fourth Third, LLC, as agent

10.5	Fifth Amendment to Loan and Security Agreement, dated as of April 1, 2010, by and between the Company and Greenfield Commercial Credit, L.L.C.

10.6	Fifth Amended and Restated Revolving Credit Loan Note, dated as of April 1, 2010, made by the Company in favor of Greenfield Commercial Credit, L.L.C.

10.7	Amendment No. 1 to Employment Agreement, dated February 16, 2010, by and between the Company and Cem Hacioglu

99.1	Press release dated March 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PNG Ventures, Inc.

Date:  March 30, 2010                                                                           By: /s/ Cem Hacioglu
       Cem Hacioglu
       Chief Executive Officer